EXHIBIT 10.14

SECOND AMENDMENT OF AMENDED AND RESTATED CREDIT AGREEMENT,
BORROWING BASE REDETERMINATION AND FORBEARANCE AGREEMENT

THIS SECOND AMENDMENT OF AMENDED AND RESTATED CREDIT AGREEMENT, BORROWING BASE REDETERMINATION AND FORBEARANCE AGREEMENT (this “Amendment”), dated as of December 31, 2009, is by and among SEFTON RESOURCES, INC., a British Virgin Islands corporation (“Parent”), TEG OIL & GAS U.S.A., INC., a Colorado corporation (“TEGOG”), TEG MIDCONTINENT, INC., a Colorado corporation (“TEGMC”), and BANK OF THE WEST, a California corporation (“BOTW”). Parent, TEGOG and TEGMC are herein collectively referred to as “Borrowers.”

RECITALS

A.           Borrowers and BOTW entered into an Amended and Restated Credit Agreement dated as of October 21, 2008, as heretofore amended (as so amended, the “Credit Agreement”). Capitalized terms used herein but not defined herein shall have the same meanings as set forth in the Credit Agreement.

B.           Borrowers and BOTW desire that this Amendment be executed and delivered in order to amend certain terms and provisions of the Credit Agreement, to evidence a Borrowing Base redetermination and to provide for the terms upon which BOTW has agreed to forbear temporarily from taking action in connection with Borrowers’ violation of a covenant contained in the Credit Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Credit Agreement.  Effective as of the date hereof, the Credit Agreement shall be, and hereby is, amended by substituting “$7,000,000” for “$7,500,000” in line 1 of the definition of “Maximum Loan Amount” in Section 1.1 on page 7 of the Credit Agreement.

2.           Borrowing Base Redetermination.  The parties have agreed that the Borrowing Base shall be redetermined as of the date hereof and that the Borrowing Base is hereby set at $7,000,000, which redetermination shall be deemed to be the Borrowing Base redetermination originally scheduled for December 1, 2009. In addition, the proviso relating to future Borrowing Base redeterminations, as contained in Section 2 of the July 23, 2009 First Amendment of Amended and Restated Credit Agreement, Borrowing Base Redetermination and Limited Waiver, shall no longer be applicable from and after the date hereof.

3.           Forbearance.  BOTW hereby agrees to forbear temporarily from declaring an Event of Default, accelerating the maturity of the Obligations or taking any other remedial action based upon Borrowers’ failure to comply with the Interest Coverage Ratio covenant contained in Section 6.2(a)(2) of the Credit Agreement as of September 30, 2009; provided that Borrowers hereby agree with and covenant to BOTW that Borrowers shall be in compliance with said Interest Coverage Ratio covenant as of December 31, 2009 and at all times thereafter as of which said covenant shall be measured; provided further that the foregoing agreement to forbear: (a) shall not preclude BOTW from declaring an Event of Default, accelerating the maturity of the obligations or taking any other remedial action based upon any other Default pursuant to the Credit Agreement, and (b) shall expire upon the earlier to occur of: (1) 20 days after BOTW gives notice to Borrowers of the termination of such forbearance, or (2) April 30, 2010.

4.           Loan Documents.  All references in any document to the Credit Agreement shall be deemed to refer to the Credit Agreement, as amended pursuant to this Amendment.

5.           Certification by Borrowers.  Borrowers hereby certify to BOTW that, as of the date of this Amendment, after giving effect to the provisions hereof and except as to any matters as to which BOTW has agreed to forbear temporarily: (a) all of Borrowers’ representations and warranties contained in the Credit Agreement are true, accurate and complete in all material respects, (b) Borrowers have performed and complied with all agreements and conditions required to be performed or complied with by Borrowers under the Credit Agreement and/or any Loan Document on or prior to this date, and (c) no Default or Event of Default has occurred under the Credit Agreement.

6.           Conditions Precedent.  The obligations of the parties under this Amendment are subject, at the option of BOTW, to the prior satisfaction of the condition that Borrowers shall have delivered to BOTW the following (all documents to be satisfactory in form and substance to BOTW and, if appropriate, duly executed and/or acknowledged on behalf of the parties other than BOTW):

(a)           This Amendment.

(b)           A fee in the amount of $7,000, payable to BOTW in connection with the temporary forbearance being agreed to by BOTW as provided herein.

7.           Continuation of the Credit Agreement.  Except as specified in this Amendment, the provisions of the Credit Agreement shall remain in full force and effect.

8.           Expenses.  Borrowers shall pay all expenses incurred in connection with the transactions contemplated by this Amendment, including without limitation all fees and expenses of the attorney for BOTW and any and all filing and recording expenses.

9.           Miscellaneous.  This Amendment shall be governed by and construed under the laws of the state of Colorado and shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[SIGNATURES ON FOLLOWING PAGE]

EXECUTED as of the date first above written.

SEFTON RESOURCES, INC.

By:	/s/ Jim Ellerton
Jim Ellerton,
Chief Executive Officer

TEG OIL & GAS U.S.A., INC.

By:	/s/ Jim Ellerton
Jim Ellerton,
Chairman

TEG MIDCONTINENT, INC.

By:	/s/ Jim Ellerton
Jim Ellerton,
Chairman

BANK OF THE WEST

By:	/s/ Duc Duong
Duc Duong,
Vice President